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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 8, 1998
                                                          --------------


                     CORE TECHNOLOGIES (PENNSYLVANIA), INC.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


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
        DELAWARE                          000-17577                         22-2537194
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(State or other Jurisdiction        (Commission File Number)             (I.R.S. Employer
    of incorporation)                                                   Identification No.)
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110 Summit Drive, Exton, PA                                     19341
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(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (610) 524-7000
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 8, 1998 (the "Closing"), the Company's wholly owned subsidiary, Maris Equipment Company ("Maris") sold substantially all of the assets of its security and control system integration and installation business to Security Technologies Group, Inc., a privately held New Jersey corporation (the "Buyer" or "STG"). The Company will now focus on the indoor air quality and hospital/healthcare environmental control business of its subsidiary Airo Clean, Inc. ("Airo Clean"). The decision to sell Maris was based on the Company's lack of adequate working capital to support Maris' operations. Although the transaction closed on June 8, 1998, it was effective as of June 1, 1998.

         The purchase price for the assets of Maris (the "Purchase Price") was determined as a result of arm's length negotiations with the Buyer. Neither the Buyer nor its principals are affiliated with the Company and neither the Company nor any of its current executive officers, directors or controlling persons has any ownership interest in the Buyer.

         The Purchase Price consists of three components, as follows:

         (a) a fixed payment of $1,100,000 paid in cash at Closing;

         (b) An amount (the "Asset Amount") which is the amount by which (i) fixed assets, accounts receivable, work-in-process and inventory of Maris at Closing exceeded (ii) accounts payable of Maris at Closing and liabilities assumed by the Buyer at Closing. Based on a final Closing balance sheet prepared by the Company and delivered to the Buyer subsequent to Closing, the Company has determined this amount to be approximately $1,826,000. Approximately $932,000 was paid to the Company in cash at Closing, based on an estimated Closing balance sheet and estimated Closing adjustments. Approximately $144,000 is due to the Company based on the final Closing balance sheet and Final Closing adjustments. $750,000 of the Asset Amount will be retained by the Buyer as a Deferred Payment ("Deferred Payment"). The Deferred Payment will be paid as follows: The Buyer was assigned approximately $3,335,000 of Maris' accounts receivable. When all but $750,000 of these accounts receivable have been collected by the Seller, the next $250,000 of these accounts receivable collected by the Buyer will be paid to the Company to reduce the balance of the Deferred Payment. Thereafter, the remaining amounts of the Deferred Payment, if paid, will be paid in accordance with paragraph (c) below.

         (c) The third element of the purchase price are contingent payments ("Contingent Payments") of up to $500,000 which are based on the performance of Maris' business for the calendar year ending December 31, 1998. The Contingent Payments will be determined as follows:

             (i) Contingent Payments to be made based upon Maris' 1998 gross revenue ("Gross Revenue") are as follows, provided that no Contingent Payment will be made based upon Gross Revenue unless Maris achieves a minimum 1998 gross margin of 22%:

                 (A) If Gross Revenue is $13.5 million or more, $200,000;

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                 (B) If Gross Revenue is between $11.5 and $13.5 million, an amount equal to $200,000 multiplied by a fraction the numerator of which is the Gross Revenue in excess of $11.5 million, and the denominator of which is $2,000,000;

                 (C) If Gross Revenue is below $11.5 million, no payment.

             (ii) Contingent Payments to be made based upon Maris' 1998 gross margins ("Gross Margins") are as follows, provided that no Contingent Payment will be made based upon Gross Margins unless Maris achieves a minimum Gross Revenue of $11.5 million:

                 (A) If Gross Margins are 24% or more, $200,000;

                 (B) If Gross Margins are between 22% and 24%, an amount equal to $200,000 multiplied by a fraction the numerator of which is the Gross Margins achieved in excess of 22%, and the denominator of which is 2%;

                 (C) If Gross Margins are below 22%, no payment.

             (iii) Contingent Payments to be made based upon Maris' 1998 bookings ("Bookings") are as follows, provided that no Contingent Payment will be made based upon Bookings unless Maris achieves a minimum Gross Margin of 22%:

                 (A) If Bookings are $13.5 million or more, $100,000;

                 (B) If Bookings are between $12.5 million and $13.5 million, an amount equal to $100,000 multiplied by a fraction the numerator of which is the Bookings generated in excess of $12.5 million, and the denominator of which is $1,000,000;

                 (C) If Bookings are below $12.5 million, no payment.

             (iv) On or about January 15, 1999, the Buyer will prepare an estimate of the Contingent Payments due to the Company. If the Company is due any Contingent Payment based upon the Buyer's estimate, the Buyer will pay from the remaining amount of the Deferred Payment an amount which will reduce the aggregate of the Deferred Payment and the Contingent Payments to $500,000. On March 31, 1999, the Buyer will decide whether to continue to pay the balance of the Deferred Payments from collections of accounts receivable assigned by Maris as and when collected, or to pay the difference between the remaining amount of the Deferred Payment and the amount of the accounts receivable and reassign the accounts receivable to the Company.

         Subsequent to Closing, the Company has delivered its final Closing balance sheet to the Buyer together with a schedule of final Closing adjustments, resulting in cash due to the Company of approximately $144,000. The Buyer has a period of twenty-five days after the Company's delivery of its final Closing balance sheet to pay the adjusted amount. If the Buyer does not agree to

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the Company's calculation of the Asset Amount, the Buyer is entitled to engage an accounting firm to perform an audit within 180 days after the Company has delivered its final Closing balance sheet, and to pay a final amount based on the Asset Amount determined by that audit..

         The proceeds received by the Company at Closing were used primarily to repay its outstanding institutional loans.

         The Deferred Payments may be reduced by an aggregate of $50,000 if two distributorship agreements held by Maris are not transferred to the Buyer within 60 days. The Company believes both of these agreements will be transferred in the required time period, but as this is within the discretion of a third party, there can be no assurance that this agreement will be transferred. Deferred Payments will be reduced by the amount of commissions paid by the Buyer to the Company's sales staff for jobs not completed prior to Closing. The Buyer will pay the entire commission as the proceeds are received from the customer, and then deduct from the Deferred Payment a portion of the commissions attributable to the percentage of the job completed prior to June 1, 1998. The Company estimates that these commissions will aggregate approximately $70,000. There is no assurance that the amount of the commissions will not be greater. Finally, the Deferred Payments will be reduced by the amount by which the cost overruns on one particular job which has been transferred to the Buyer exceed the cost overruns estimated by the Company prior to Closing. The Company cannot estimate the amount of potential cost overruns at this time.

         Under an Interim Services Agreement executed by the Company at Closing, the Company is required to provide STG with the use of the portion of the Company's headquarters facility in Exton, Pennsylvania previously used by Maris (including rights to use Common areas), and the right to use the telephone and other equipment, facilities and general support services at that location. The Company is also required to provide transitional accounting, management and financial services to STG, including the services of the Company's president George E. Mitchell and its chief financial officer, Frederick Franks. These services are to be provided on an as-needed basis. Immediately following Closing, Mr. Franks was devoting a substantial amount of time to assisting the Buyer with the financial aspects of the business sold to the Buyer. STG will pay the Company approximately $11,000 per month for use of the space. STG will pay the Company $5,000 in the first month, and $1,000 in each month thereafter, for the financial and management services. For other services and facilities, STG will pay the direct cost of the services or facilities used by STG, based on the Company's actual cost or an allocation of the Company's total cost, and in some cases the Company and STG will share costs equally. The term of the Interim Services Agreement expires on April 30, 1999. STG has the option, however, to terminate the accounting, financial and management services (but not the use and payment for the space) at any time on 15 days' notice. The Company's failure to comply with the Interim Services Agreement would affect the Company's ability to collect the Deferred payment.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (b)  Pro Forma Financial Statements

              The Pro Forma financial statements required pursuant to Article 11 of Regulation S-X will be filed by amendment to this initial report on Form 8-K, no later than 60 days after the date that this Report must be filed.

         (c)  Exhibits

         2.1 Asset Purchase and Sale Agreement dated June 8, 1998 by and between Maris Equipment Company, Inc., as Seller and Security Technologies Group, Inc., as Buyer, effective June 1, 1998.

         2.2 Interim Services Agreement dated June 8, 1998, by and among Maris Equipment Company, Inc., Core Technologies
              (Pennsylvania), Inc. and Security Technologies Group, Inc.

         20.1 Press Release dated June 8, 1998.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CORE TECHNOLOGIES (PENNSYLVANIA), INC.



                                      By: /s/ George E. Mitchell
                                          -------------------------------------
                                          George E. Mitchell, President and
                                          Chief Executive Officer

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                                  EXHIBIT INDEX


2.1 Asset Purchase and Sale Agreement dated June 8, 1998, by and between Maris Equipment Company, Inc., as Seller and Security Technologies Group, Inc., as Buyer, effective June 1, 1998.

2.2 Interim Services Agreement dated June 8, 1998, by and among Maris Equipment Company, Inc., Core Technologies (Pennsylvania), Inc. and Security Technologies Group, Inc.

20.1     Press Release dated June 8, 1998.

















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